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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                        BY-LAWS OF MARSHALL EDWARDS, INC.

                          ADOPTED AS OF APRIL 16, 2002

                                    ARTICLE I

                                     Offices

                  SECTION 1. Registered Office. The registered office of the Corporation shall be located in Wilmington, Delaware.

                  SECTION 2. Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

                  SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

                  SECTION 2. Special Meeting. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors, the Executive Committee or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

                  SECTION 3. Notice. Written notice of all meetings of stockholders shall be given to each stockholder of record who is entitled to vote at such meetings, stating the place, date, and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Each notice of meeting must also include a proxy form and specify a place and fax number or electronic address for the receipt of proxy appointments. Except as otherwise provided by law, a copy of the notice of any meeting shall be given, personally or by mail, or if the stockholder resides outside of the United States, by airmail, fax or other electronic means, not less than ten days nor more than sixty days before the date of the meeting, and directed to each stockholder of record at his record address. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mails. Notice given by facsimile telecommunication shall be deemed given when directed to a number at which the stockholder has consented to receive notice. Notice by electronic mail shall be deemed given when directed to an electronic mail address at which the stockholder has consented to receive notice. Notice given by a posting on an electronic network together with separate notice to the stockholders of such specific posting will be deemed given upon the later of (i) such posting and (ii) the giving of such separate notice. Notice given by any other form of electronic transmission

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                                       2.

will be deemed given when directed to a stockholder. If a meeting is adjourned to another time, not more than thirty days thereafter, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless, after adjournment, a new record date is fixed for the adjourned meeting.

                  SECTION 4. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place where the meeting is to be held and during the whole time of the meeting, and may be inspected by any stockholder who is present.

                  SECTION 5. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. An appointment of a proxy is valid if it is signed by the stockholder granting such proxy or by his attorney-in-fact and contains the stockholder's name and address, the name of the Corporation, the proxy's name or the name of the office held by the proxy and the meetings at which the proxy may be used, or is in any other form that is satisfactory to the Board of Directors. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in Law to support an irrevocable power.

                  SECTION 6. Quorum; Adjournments. Except as otherwise provided by law, a quorum for the transaction of business at any meeting of stockholders shall consist of the stockholders holding at least one-third of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting. In the absence of a quorum at any meeting or any adjournment thereof, the holders of record of a majority of the shares present in person or by proxy and entitled to vote at such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

                  SECTION 7. Conduct of Meeting. Meetings of stockholders shall be presided over by the Chairman of the Board, the President, a Vice President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation shall act as secretary of every meeting, but if the Secretary is not present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

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                                       3.

                  SECTION 8. Voting. At each meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast, except as otherwise provided by law. Voting by ballot shall not be required for the election of directors or any other corporate action, except as otherwise provided by law.

                  SECTION 9. Written Consent of Shareholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    Directors

                  SECTION 1. Functions and Definition. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The use of the Phrase "whole Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

                  SECTION 2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole Board may be fixed from time to time by action of the Board of Directors, and until so fixed, shall be five.

                  SECTION 3. Election. Except as otherwise provided in the Certificate of Incorporation, the Directors shall, except as hereinafter otherwise provided for filling vacancies, be elected at the annual meeting of stockholders, and shall hold office until their respective successors are elected and qualified or until their earlier resignation or removal.

                  SECTION 4. Annual Meeting. Following each annual election of directors, the newly elected Board shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting.

                  SECTION 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors shall from time to time by resolution determine.

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                                       4.

                  SECTION 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the direction of the President or by a majority of the directors then in office.

                  SECTION 7. Place. Meetings of the Board of Directors may be held at any place within or without the State of Delaware.

                  SECTION 8. Notice. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telegraphing, telexing or telephoning the same or by delivering the same personally not later than the day before the meeting, at the residence address of each director or at his usual place of business.

                  SECTION 9. Quorum. Except as otherwise provided by law, a majority of the whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                  SECTION 10. Organization. At all meetings of the Board of Directors, the Chairman of the Board, or in his absence the President or a chairman chosen by the directors shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in his absence, the presiding officer may appoint any person to act as secretary.

                  SECTION 11. Resignation and Removal of Directors. Any director may resign at any time, and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

                  SECTION 12. Vacancies. Unless otherwise provided in the Certificate of Incorporation or in these By-Laws, vacancies among the directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  SECTION 13. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

                  SECTION 14. Telephone, etc. Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board

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                                       5.

of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                                   ARTICLE IV

                                   Committees

                  SECTION 1. Executive Committee. The Board of Directors, by a resolution passed by a vote of a majority of the whole Board, may appoint an Executive Committee of two or more directors which, except as otherwise provided by the Board of Directors, shall have and exercise all the powers of the Board of Directors in the management of the property, business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have any power or authority to declare dividends, issue stock, recommend to the stockholders any action requiring their approval, change the membership of any committee at any time, fill vacancies on the Board or on any committee thereof, discharge any committee either with or without cause at any time, elect officers or amend or repeal the By-Laws of the Corporation. The Board of Directors shall appoint the Chairman of the Executive Committee and may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member at any meeting of the Executive Committee. Vacancies on the Executive Committee shall be filled by the Board of Directors in the same manner as original appointments to such Committee.

                  SECTION 2. Other Committees. From time to time the Board of Directors by a resolution adopted by a majority of the whole Board may appoint any other committee or committees for any purpose or purposes, to the extent lawful, which shall have such powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

                  SECTION 3. Procedures Applicable to All Committees. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and any action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action.

                  SECTION 4. Termination of Committee Membership. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

                                    ARTICLE V

                                    Officers

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                                       6.

                  SECTION 1. Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, and a Secretary, all of whom shall be elected annually by the Board of Directors. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors or until his earlier resignation or removal. Any two of such offices may be held by the same person.

                  SECTION 2. Other Officers. The Board of Directors may appoint such other officers and agents as it may deem necessary or advisable, for such term as the Board of Directors shall fix in such appointment, who shall have such authority and perform such duties as may from time to time be prescribed by the Board.

                  SECTION 3. Resignation and Removal. Any officer may resign his office at any time and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. All officers, agents and employees of the Corporation shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the whole Board. The power to remove agents and employees, other than officers or agents elected or appointed by the Board of Directors, may be delegated as the Board of Directors shall determine.

                  SECTION 4. Chairman of the Board. The Chairman of the Board shall have the responsibility of guiding the Board of Directors in effectively discharging its responsibilities, including, but not limited to, providing for the execution of the Corporation's objectives; safeguarding and furthering shareholders' interests; and appraising the adequacy of overall results as reported by the President. He shall see that all orders and resolutions of the Board of Directors are carried into effect and shall from time to time report to the Board of Directors on matters within his knowledge which the interests of the Corporation may require to be brought to the attention of the Board of Directors.

                  SECTION 5. President. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management of the Corporation, subject, however, to the control of the Board of Directors. The President shall also perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors.

                  SECTION 6. Vice Presidents. A Vice President shall perform such duties and shall have such authority as from time to time may be assigned to him by the Board of Directors or the President.

                  SECTION 7. The Treasurer. Subject to the direction of the Board of Directors, the Treasurer shall have the general care and custody of all the funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries as from time to time may be designated by the Board of Directors, and shall pay out and dispose of the same under the direction of the Board of Directors. The Treasurer shall in general perform all duties incident to the position of Treasurer and such other duties as may be assigned to him by the Board of Directors or the President.

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                                       7.

                  SECTION 8. The Secretary. The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the stockholders and also, unless otherwise directed by such committee, the minutes of each committee, in books provided for that purpose, of which he shall be the custodian; he shall attend to the giving and serving of all notices for the Corporation; he shall have charge of the seal of the Corporation, of the stock certificate books and such other books and papers as the Board of Directors may direct; and he shall in general perform all the duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors or the President.

                  SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, and none of such officers shall be prevented from receiving a salary by reason of the fact that he is also a director of the Corporation.

                                   ARTICLE VI

                                      Stock

                  SECTION 1. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates unless the Board of Directors provides, by resolution, that some or all shares of any or all classes or series of stock shall be uncertificated shares. Certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. All certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall not be valid unless so signed. Any such signature may be a facsimile.

                  In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, removal or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

                  All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

                  Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

                  SECTION 2. Lost, Stolen or Destroyed Certificates. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Corporation, a bond of indemnity or other indemnification

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                                       8.

sufficient, in the opinion of the Corporation, to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate is issued.

                  SECTION 3. Transfer of Shares.

                          (a)      Shares of stock of the Corporation shall be
transferred on the books of the Corporation by the holder thereof, in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, except as provided in Sections 2 and 3(b) of this Article VI.

                          (b)      The Board of Directors must not register a
transfer of shares which have not been registered under the Securities Act except in accordance with the provisions of Regulation S under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

                  SECTION 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

                  SECTION 5. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have power to declare and pay dividends upon shares of stock of the Corporation, but only out of funds available for the payment of dividends as provided by law.

                  SECTION 6. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be (i) more than sixty (60) nor less than ten (10) days before the date of such meeting, or (ii) in the case of corporate action to be taken by consent in writing without a meeting, not more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors, or (iii) more than sixty (60) days prior to any other action.

                  If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining

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                                       9.

stockholders for any other purpose (except corporate action to be taken by consent in writing) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  If a holder of record of any class of stock of the Corporation, or a series thereof, the holders of which may act by a consent in writing, wishes to have those stockholders authorize or take corporate action by written consent, such stockholder shall, by written notice to the Secretary of the Corporation, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date is fixed by the Board within such ten (10) day period, the record date for determining stockholders entitled to consent to corporate action, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation at its registered office in the State of Delaware or to its principal place of business to the attention of the Secretary of the Corporation. Delivery made to the registered office of the Corporation for this purpose shall be by hand or by certified or registered mail with return receipt requested. If no record date is so fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

                                   ARTICLE VII

                                Waiver of Notice

                  Any person may waive any notice required to be given by law, in the Certificate of Incorporation or under these By-Laws (i) by attendance in person, or by proxy if a stockholder, at any meeting, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or (ii) by a writing signed by the person or persons entitled to said notice, whether before or after the time stated in said notice, which waiver shall be deemed equivalent to such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

                                  ARTICLE VIII

                                    Contracts

                  The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

                                      10.

                                   ARTICLE IX

                                 Corporate Seal

                  The seal of the Corporation shall be circular in form and contain the name of the Corporation and the words and numerals "Corporate Seal 2000 Delaware," which seal shall be in charge of the Secretary to be used as directed by the Board of Directors.

                                    ARTICLE X

                                   Fiscal Year

                  The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

                                   ARTICLE XI

                                 Indemnification

                  SECTION 1. Who May Be Indemnified

                  (a) Actions, Suits and Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

                  (b) Actions or Suits By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in

                                      11.

connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) Indemnification for Expenses. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Determination of Entitlement to Indemnification. Any indemnification under paragraph (a) or (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraph (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Advance of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  SECTION 2. Indemnification Not Exclusive Right. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  SECTION 3. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out

                                      12.

of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                  SECTION 4. "Corporation" Defined for Indemnification Purposes. For purposes of this Article, references to "the Corporation" shall include (in addition to the Corporation and any resulting corporation) any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                                   ARTICLE XII

                                   Amendments

                  The Board of Directors shall have power to adopt, amend or repeal By-Laws. By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders.